Exhibit 99.1

X4 Pharmaceuticals Prices $85.8 Million Public Offering of Common Stock and Class A Warrants

Cambridge, MA — April 12, 2019 — X4 Pharmaceuticals, Inc. (Nasdaq: XFOR), a clinical-stage biopharmaceutical company focused on the development of novel therapeutics for the treatment of rare diseases, announced today the pricing of its previously announced underwritten public offering of 5,670,000 shares of its common stock and, in lieu of common stock, pre-funded warrants to purchase 2,130,000 shares of common stock, and accompanying Class A warrants to purchase 3,900,000 shares of its common stock at a price to the public of $11.00 per share and accompanying Class A warrant (or $10.999 per pre-funded warrant and accompanying Class A warrant). X4’s gross proceeds from this offering are expected to be approximately $85.8 million, before deducting underwriting discounts and estimated offering expenses. All of the securities in the offering are being sold by X4. The offering is expected to close on or about April 16, 2019, subject to customary closing conditions.

Cowen and Stifel are acting as joint book-running managers and representatives of the underwriters for the offering. Canaccord Genuity is acting as lead manager of the offering.

The offering is being made only by means of a written prospectus and related prospectus supplement forming part of a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (SEC) on January 25, 2019 and declared effective by the SEC on February 19, 2019. The preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on April 12, 2019. The final prospectus supplement and accompanying prospectus will be filed with the SEC and will be available at the SEC’s website located at www.sec.gov, copies of which may be obtained, when available, from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, or by telephone at 631-274-2806, and from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About X4 Pharmaceuticals

X4 Pharmaceuticals is developing novel therapeutics designed to improve immune cell trafficking to treat rare diseases, including primary immunodeficiencies and cancer. X4’s oral small molecule drug candidates antagonize the CXCR4 pathway, which plays a central role in immune surveillance. X4’s most advanced product candidate, mavorixafor (X4P-001), will be commencing a global Phase 3 pivotal trial in patients with WHIM syndrome, a rare genetic, primary immunodeficiency disease, in the second quarter of 2019 and is currently also under investigation in a Phase 2a clinical trial in clear cell renal cell carcinoma. X4 was founded and is led by a team with extensive product development and commercialization expertise, including several former members of the Genzyme leadership team, and is located in Cambridge, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding the completion of the proposed public offering. These statements are subject to various risks and uncertainties, actual results could differ materially from those projected and X4 cautions investors not to place undue reliance on the forward-looking statements in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that X4 will be able to complete the public offering on the anticipated terms and on the anticipated closing date, or at all. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in X4’s preliminary prospectus supplement related to the proposed offering filed with the SEC on April 12, 2019, X4’s most recent Annual Report on Form 10-K filed with the SEC, as updated by X4’s Current Report on Form 8-K filed with the SEC on April 11, 2019, and in other filings X4 makes with the SEC from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Investors:

Stephanie Carrington

Westwicke, an ICR company

646-277-1282

Stephanie.Carrington@icrinc.com

Media:

Darcie Robinson

Westwicke, an ICR company

203-919-7905

Darcie.robinson@icrinc.com